Exhibit 5.1

November 5, 2009

Aegean Marine Petroleum Network Inc.
42 Hatzikyriakou Avenue
183 38 Piraeus
Athens, Greece

                      Re:           Aegean Marine Petroleum Network Inc.

Ladies and Gentlemen:

We have acted as counsel to Aegean Marine Petroleum Network Inc. (the "Company") in connection with the Company's registration statement on Form F-3 (File No. 333-      ) (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed with the U.S. Securities and Exchange Commission (the "Commission"), relating to the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") of up to an aggregate of $125,000,000 of securities, which may include shares of common stock, par value $0.01 per share, of the Company (the "Common Shares") (including the related preferred stock purchase rights (the "Rights")), shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), warrants (the "Warrants"), purchase contracts (the "Purchase Contracts"), and units comprised of any of the foregoing securities (the "Units" and, together with the Common Shares, the Rights, the Preferred Shares, the Debt Securities, the Warrants and the Purchase Contracts, the "Primary Securities") to be offered by the Company, and 3,250,000 Common Shares (including the Rights) (the "Secondary Securities" and, together with the Primary Securities, the "Securities") to be offered by the selling shareholders, who will be named in a supplement to the prospectus of the Company included in the Registration Statement (the "Prospectus").

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Prospectus; (iii) the Stockholders Rights Agreement dated as of August 14, 2009 (the "Rights Agreement"); and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.  In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents.  As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands:

1.  the Primary Securities have been duly authorized, and when the Primary Securities are issued, sold and paid for as contemplated in the Prospectus (and, with respect to the Rights, in accordance with the terms of the Rights Agreement), will be validly issued;

2.  the Primary Securities consisting of Common Shares, Preferred Shares and Units, when issued, sold and paid for as contemplated in the Prospectus, will be fully paid and non-assessable;

3.  the Secondary Securities have been duly authorized, and are validly issued, fully paid and non-assessable; and

4.  the Debt Securities issued pursuant to an indenture which will be filed as an exhibit to the Registration Statement, Warrants, Purchase Contracts and Units, upon due execution and delivery as contemplated in the Prospectus or any supplement thereto, will be valid and legally binding obligations of the Company.

Furthermore, based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that under the laws of the State of New York, the Rights constitute binding obligations of the Company in accordance with the terms of the Rights Agreement.

This opinion is limited to the laws of the State of New York, the federal laws of the United States of America and the laws of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ Seward & Kissel LLP

SK 23250 0002 1043614 v2